Exhibit 23 - Consent of Ernst & Young LLP

We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements of OM Group, Inc. included in this Form 10-K (Annual Report) for the year ended December 31, 2000:

Registration
Number             Description                                                              Filing Date
------             -----------                                                              -----------

33-74674           OM Group, Inc. Long-Term Incentive Compensation Plan - Form S-8
                   Registration Statement - 1,015,625 Shares                                January 27, 1994

333-07529          OMG Americas, Inc. Employees' Profit Sharing Plan -- Form S-8
                   Registration Statement - 250,000 Shares                                  July 3, 1996

333-07531          OM Group, Inc. Non-Employees Directors' Equity Plan -- Form S-8
                   Registration Statement - 250,000 Shares                                  July 3, 1996

333-47230          OM Group, Inc. 1998 Long-Term Incentive Compensation Plan -- Form S-8
                   Registration Statement -- 2,000,000 Shares                               October 3, 2000


                                                                                            /s/ Ernst & Young LLP
                                                                                            ---------------------

Cleveland, Ohio
March 16, 2001
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